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                            ULTRATECH STEPPER, INC.

                                 EXHIBIT 11.1

            STATEMENT OF COMPUTATION OF NET INCOME PER COMMON SHARE


Shares used in the net income per common share computation are the weighted average number of common shares outstanding plus dilutive common share equivalents.

Shares used in the per share computation are as follows:


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

                                                 Three Months Ended         Six Months Ended
                                                --------------------      --------------------
                                                 Jun. 30     Jun. 30       Jun. 30      Jun.30
(in thousands, except per share amounts)          1997        1996          1997         1996
-----------------------------------------------------------------------------------------------
Weighted average common shares outstanding       20,451      20,026        20,410       19,947

Common share equivalents from stock options
   granted (using the treasury stock method)        991       1,253         1,102        1,306
                                                -------     -------       -------      -------

Number of shares used in per share calculation   21,442      21,279        21,512       21,253
                                                -------     -------       -------      -------
                                                -------     -------       -------      -------

Net income                                       $5,727      $9,276       $10,260      $17,917
                                                -------     -------       -------      -------
                                                -------     -------       -------      -------

Net income per share                              $0.27       $0.44         $0.48        $0.84
                                                -------     -------       -------      -------
                                                -------     -------       -------      -------

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